                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
     OF 1934

Date of Report (date of earliest event reported): December 29, 1997


                          Commission File No. 333-29463


                       International Total Services, Inc.
                       ----------------------------------
             (Exact name of registrant as specified in its charter)


            OHIO                                               34-1264201
-------------------------------                             -------------------
(State or other jurisdiction of                             (IRS Employer
incorporation or organization                               Identification No.)


                     5005 Rockside Road, Cleveland, OH 44131
                    ----------------------------------------
                    (Address of principal executive offices)


         Registrant's telephone number, including area code 216-642-4522

ITEM 2: ACQUISITION OR DISPOSITION OF ASSETS

On October 13, 1997, International Total Services, Inc. (the "Company") completed its acquisition of the contracts and assets of ARC Security Inc./ ARC Security Services, Inc. and Appaloosa Transport Company, Inc., ("ARC"), all of which were Georgia corporations, from the sole shareholder of ARC.

The Acquisition was accomplished pursuant to a Plan and Agreement of Acquisition dated as of October 13, 1997 among the Company and ARC.

ARC provided airline security, pre-board passenger screening, and pre-flight cleaning and servicing of airplanes and airport terminals, located mainly in the eastern and southern United States for all 12 major airlines.

Total consideration for the Acquisition consisted of the payment to the shareholder of ARC of $8.4 million to purchase the contracts and assets and the assumption of $195,000 in debt.

The cash consideration for the transaction was made available from the proceeds of the Company's Initial Public Offering completed on September 24, 1997. The acquisition will be accounted for under the purchase method of accounting for financial reporting purposes.

The purchase price and other terms of the Acquisition Agreement were determined through arms-length negotiations. The Company is not aware of any pre-existing material relationships between (i) ARC or any of its shareholders, and (ii) the Company, any of the Company's affiliates, directors and officers or any associate of such directors and officers.

ITEM 3: FINANCIAL STATEMENTS AND EXHIBITS

The required financial statements are attached.

                               ARC Security, Inc.
                           CONSOLIDATED BALANCE SHEET
                                 August 31, 1997

                                     ASSETS
Current Assets
   Cash                                                               $   32,502
   Accounts receivable
      Trade                                                            3,763,134
      Other                                                              129,331
   Prepaid expenses
      Insurance                                                          342,207
      Other                                                               51,051
                                                                      ----------
          Total current assets                                         4,318,225

Property, Plant and Equipment - at cost
   Buildings                                                             151,639
   Leasehold improvements                                                 56,744
   Equipment                                                           3,486,431
   Furniture and fixtures                                                 43,021
                                                                      ----------
                                                                       3,737,835
      Less accumulated depreciation                                    1,764,192
                                                                      ----------
                                                                       1,973,643
   Land                                                                   26,175
                                                                      ----------
                                                                       1,999,818
Other Assets
   Advances to officer                                                   174,030
   Deposits                                                               51,249
   Other                                                                  66,185
                                                                      ----------
                                                                         291,464
                                                                      ----------
                                                                      $6,609,507
                                                                      ==========

                                   LIABILITIES

Current Liabilities
   Notes payable
   Bank                                                               $1,900,698
   Other                                                                 258,175
   Current maturities of long-term debt                                  593,449
   Accounts payable                                                      414,186
   Accrued liabilities
       Payroll and related taxes                                       1,256,341
       Other                                                             171,184
   Estimated income taxes                                                 24,000
                                                                      ----------
            Total current liabilities                                  4,618,033

Long-Term Debt                                                         1,069,716

Deferred Income Taxes                                                    139,320

Commitments                                                                   --

Stockholder's Equity
   Common stock, no par value; authorized 10,000 shares,
        issued and outstanding, 100 shares                                   474
   Additional paid-in capital                                             40,237
   Retained earnings                                                     741,727
                                                                      ----------
                                                                         782,438
                                                                      ----------
                                                                      $6,609,507
                                                                      ==========

         The accompanying notes are an integral part of this statement.

                               ARC Security, Inc.
            CONSOLIDATED STATEMENT OF EARNINGS AND RETAINED EARNINGS
                          Year ended August 31, 1997

Sales                                                              $ 29,897,798
Operating expenses
   Salaries and wages                                                22,502,915
   Payroll taxes                                                      2,079,398
   Insurance                                                          1,737,549
   Bad debt expense                                                     124,790
   General and administrative                                         2,985,466
                                                                   ------------
                                                                     29,430,118
                                                                   ------------
            Income from operations                                      467,680
Other income (expense)
   Interest expense                                                    (404,541)
   Other                                                                 14,429
                                                                   ------------
                                                                       (390,112)
                                                                   ------------
            Earnings before income taxes                                 77,568
Provision for income taxes                                               40,000
                                                                   ------------
            NET EARNINGS                                                 37,568
Retained earnings - September 1, 1996                                   704,159
                                                                   ------------
Retained earnings - August 31, 1997                                $    741,727
                                                                   ============

                               ARC SECURITY, INC.


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 AUGUST 31, 1997




NOTE A - SUMMARY OF ACCOUNTING POLICIES

A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

   PRINCIPLES OF CONSOLIDATION

   The consolidated financial statements include the accounts of ARC Security, Inc. and its wholly-owned subsidiaries, ARC Services, Inc. and Appaloosa Transport Company. All material intercompany accounts and transactions have been eliminated.

   NATURE OF OPERATIONS

   The Company provides airport security, transportation and airport personnel contract services (including baggage handling, cabin cleaning and skycap services) for airports and related companies. The Company performs these services throughout the United States, significant customers are major airlines. Revenues are recognized at the time services are performed.

   PROPERTY, PLANT AND EQUIPMENT

   Property, plant and equipment are stated at cost and depreciation is provided over the estimated useful lives of the respective assets (5 to 31 years), principally on a straight-line basis.

   INCOME TAXES

   The Company provides deferred taxes for temporary differences between the tax and financial reporting bases of assets and liabilities at the rate expected to be in effect when taxes become payable or receivable.

   USE OF ESTIMATES

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                               ARC SECURITY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 AUGUST 31, 1997




NOTE B - NOTES PAYABLE

Notes payable include a note due to a bank under a $2,000,000 line of credit that expires in 1999. Amount due under the agreement, $1,900,698 at August 31, 1997, are limited by a formula based upon eligible accounts receivable. The
agreement provides for interest at prime plus 3% (   % at a August 31, 1997) and
for an annual facility fee and monthly administrative fees.

Notes payable also include a note payable in the amount of $258,175 for insurance premiums, bearing interest at the rate of 7.47% per annum. The note, which is collateralized by the unearned portion of the insurance premiums is due in equal monthly installments of principal and interest of $29,587 through May, 1998.


NOTE C - LONG-TERM DEBT

Long-term debt consists of the following:


                   Notes payable                  $  377,605
                   Capital lease obligations       1,285,560
                                                  ----------
                                                   1,663,165
                        Less current maturities      593,449
                                                  ----------

                                                  $1,069,716
                                                  ==========


The notes payable are collateralized by certain property and equipment and are guaranteed by the Company's sole shareholder. Maturities by year ended August 31 are as follows: 1998 - $322,052; 1999 - $54,041; 2000 - $1,512.

The assets held under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the assets. These assets and the related accumulated amortization are included in property, plant and equipment at August 31,1997 and approximated $1,706,000 and $214,000, respectively.

The following is a schedule by years of future minimum lease payments under capital leases together with the present value of future payments. The present value is calculated at the rate implicit in the leases which ranged from approximately 9% to 33% at August 31,1997.


     YEAR ENDING AUGUST 31,
            1998                                        $  422,061
            1999                                           374,134
            2000                                           368,361
            2001                                           368,462
            2002                                            98,261
                                                        ----------
                                                         1,631,279

          Less amount representing interest                345,719
                                                        ----------
     PRESENT VALUE OF NET MINIMUM LEASE PAYMENTS        $1,285,560
                                                        ==========

NOTE D - SALE OF ASSETS

On October 13, 1997, the Company entered into an asset purchase agreement (the Agreement) with International Total Services, Inc. (ITS). Under the Agreement, ITS acquired substantially all of the Company's aviation service contracts and operating assets and assumed the Company's rights under certain lease agreements related to operating equipment. The purchase price was $8,450,000, payable in cash at the time of closing. As part of the Agreement, neither the Company nor its shareholder or employees directly compete against ITS in the aviation services business.

NOTE E - COMMITMENTS

The Company has entered into operating leases primarily for offices and equipment. Rent expense related to these leases approximated $242,000, including $93,000 for the lease of its facility in Atlanta, which lease is with an officer of the Company. Rental commitments, excluding the related party lease, approximated $150,000 per year for the next five years.

NOTE F - INCOME TAXES

The Company's income tax provision at August 31, 1997 was comprised of the following components:

                 Current (principally federal)   $24,000
                 Deferred                         16,000
                                                 -------
                                                 $40,000
                                                 =======


The deferred provision primarily relates to changes in the differences between the book and tax bases of property and equipment. The total provision differs from the amount calculated by applying statutory rates to income before taxes principally because of certain permanently nondeductible expenses.


NOTE G - STATEMENT OF CASH FLOWS

The Company paid approximately $120,000 and $405,000 for income taxes and interest, respectively, during the year ended August 31, 1997. Also during the year ended August 31, 1997, the Company incurred capital lease obligations of approximately $987,000 for the acquisition of property and equipment.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

                                 BALANCE SHEET

                             (Amounts in thousands)





                                                        ITS           ARC          Adjustments
                                                     March 31,     August 31,          for         Adjusted
                                                       1997           1997         Acquisition    Pro Forma
                                                       ----           ----         -----------    ---------
ASSETS

Current assets:
   Cash and cash equivalents                            1452            32           (32) (5)        1452
   Accounts receivable, net of allowance for           11784          3763         (3763) (5)       11784
         doubtful accounts of $100,000
   Security equipment held for sale                      294             0             0              294
   Uniforms                                              770             0             0              770
   Deferred tax assets                                  1494             0             0             1494
   Prepaid expenses and other assets                     492           523          (523) (5)         492
                                                       -----          ----          ----            -----

            Total current assets                       16286          4318         (4318)           16286

   Notes Receivable from Officer                         445             0             0              445

   Property and Equipment                               7590          3764         (2264)            9090
   Less accumulated depreciation and amortization      (4336)        (1764)         1764            (4336)
                                                       -----          ----          ----            -----

                                                        3254          2000          (500)            4754



   Contracts and Noncompete Agreement, less             4346             0          7141  (6)       11487
         accumulated amortization
   Security Deposits and Other                          2670           291          (291) (5)        2670
                                                       -----          ----          ----            -----


                                                        7016           291          6850            14157
                                                       -----          ----          ----            -----

                                                       27001          6609          2032            35642
                                                       =====          ====          ====            =====


LIABILITIES AND STOCKHOLDERS' EQUITY

   Current Liabilities
        Note payable to bank/other                      2400          2159          6291  (3, 5)    10850
        Current maturities of long-term
             obligations                                 120           593          (402) (3, 5)      311
                                                                         0             0
        Trade accounts payable                          2748           414          (414) (5)        2748
        Accrued payroll and payroll taxes               8703          1256         (1256) (5)        8703
        Other accrued expenses                          1418           172          (172)            1418
        Income taxes payable                             573            24           (24)             573
                                                       -----          ----          ----            -----

         Total current liabilities                     15962          4618          4023            24603



        Deferred Tax Liability                           289           139          (139) (5)         289
        Long-Term Obligations                           7555          1070         (1070) (5)        7555


   Stockholders' Equity
        Preferred stock                                    0             0             0                0
        Common stock                                      36             0             0               36
        Additional paid-in capital                       473            40           (40) (5)         473
        Cumulative translation adjustment                (98)            0             0              (98)
        Retained earnings                               2784           742          (742) (5)        2784
                                                       -----          ----          ----            -----
                                                        3195           782          (782)            3195
        Less treasury stock                                0             0             0                0
                                                       -----          ----          ----            -----
                                                        3195           782          (782)             3195
                                                       -----          ----          ----            -----
                                                       27001          6609          2032            35642
                                                       =====          ====          ====            =====

                  UNAUDITED PRO FORMA COMBINED INCOME STATEMENT
                                   Year Ended
             (Amounts in thousands, except share and per share data)



                                            ITS                  ARC         ADJUSTMENTS FOR      AS
                                       March 31, 1997      August 31, 1997     ACQUISITION     ADJUSTED
                                       --------------      ---------------     -----------     --------
REVENUES                                  $115,242             $29,898        $       0        $ 145,140


COST OF REVENUES                          $ 98,338             $26,445       ($   1,027)(1)    $ 123,756
                                          --------             -------        ---------        ---------


GROSS PROFIT                              $ 16,904             $ 3,453        $   1,027        $  21,384

                                                                             ($     797)(2a)
GENERAL AND ADMINISTRATIVE EXPENSE        $ 13,334             $ 2,985        $     464 (2b)   $  15,986
                                          --------             -------        ---------        ---------

OPERATING INCOME                          $  3,570             $   468        $   1,360        $   5,398

INTEREST EXPENSE AND OTHER                $    637             $   390        $     474 (3)    $   1,501
                                          --------             -------        ---------        ---------


INCOME BEFORE INCOME TAXES                $  2,933             $    78        $     886        $   3,897

INCOME TAXES                              $  1,237             $    40        $     360 (4)    $   1,637
                                          --------             -------        ---------        ---------


NET INCOME                                $  1,696             $    38        $     526        $   2,260
                                          ========             =======        =========        =========

# OF SHARES OUTSTANDING                    5089480                 100           n/a             5089480
                                          --------             -------        ---------        ---------

EARNINGS PER SHARE (7)                    $   0.33             $380.00           n/a           $    0.44
                                          ========             =======        =========        =========


NOTE: SINCE THE ARC ONE YEAR AUDIT WAS COMPLETED FOR 8/31/97, IT WAS NOT
  PRACTICAL TO PROFORMA THE $ ABOVE WITHIN THE 93 DAY PERIOD FOLLOWING MARCH 31, 1997.

1. Represents a reduction in ARC's historical costs for workers' compensation and liability insurance to conform them to the cost structure associated with the company's programs.

2a. Represents a reduction in compensation expense associated with the elimination of certain salaries paid to ARC's officers not employed by the Company subsequent to the acquisition.

2b. Represents the additional amortization costs to be charged to expense after allocation of the purchase price in the ARC acquisition as follows:

            amortization of service contracts (5 years)     $ 143
            amortization of goodwill (20 years)             $ 321
                                                            -----
                                                            $ 464
                                                            =====

3. Represents the reduction of interest expense and debt on ARC debt not assumed with the contract acquisition and an increase in debt and interest expense on for the acquisition purchase price.

4. Represents an adjustment to the historical provision for income taxes to reflect the application of the Company's estimated effective tax rate of 42% after giving effect to the forgoing adjustments.

5. Represents the elimination of assets and liabilities reflected on the historical financial statements of ARC but not acquired by the Company.

6. Represents adjustments associated with the allocation of the purchase price for the ARC acquisition. The allocation of the purchase price for the ARC acquisition is as follows:

            Service contracts                               $  714
            Equipment                                       $1,500
            Goodwill                                        $6,427
                                                            ------
                                                            $8,641
                                                            ======

7. Earnings per share are computed by dividing net earnings, after giving effect to preferred dividend requirements, by the weighted average number of shares outstanding.

          SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS CURRENT REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED.


                             INTERNATIONAL TOTAL SERVICES, INC.

                             By: /s/ ROBERT A. SWARTZ
                                  ROBERT A. SWARTZ


                             VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

Dated:               December 29, 1997



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